GS MORTGAGE SECURITIES CORP.

GSAMP TRUST 2006-S4

MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-S4

Underwriting Agreement

Dated as of June 1, 2006

Goldman, Sachs & Co.
85 Broad Street
New York, New York 10004

Ladies and Gentlemen:

GS Mortgage Securities Corp. (the “Company”) proposes to cause GSAMP Trust 2006-S4 (the “Trust”) to issue its Mortgage Pass-Through Certificates, Series 2006-S4 (the “Certificates”), pursuant to a Pooling and Servicing Agreement, dated as of June 1, 2006 (the “Pooling and Servicing Agreement”), by and among the Company, as depositor, IndyMac Bank, F.S.B. (“IndyMac”), as a servicer, American Home Mortgage Servicing, Inc. (“AHMSI”), as a servicer, Ocwen Loan Servicing, LLC (“Ocwen” and together with IndyMac and AHMSI, the “Servicers”), as a servicer, Wells Fargo Bank, N.A. (“Wells Fargo”), as master servicer and securities administrator, Deutsche Bank National Trust Company, as trustee (“Trustee”), and proposes to sell to Goldman, Sachs & Co. (the “Underwriter”) the Certificates specified on Schedule I hereto pursuant to this Underwriting Agreement (the “Agreement”). The Class A-1, Class A-2, Class A-3, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class M-7 Certificates identified on Schedule I hereto are the “Publicly Offered Certificates.” The Publicly Offered Certificates, together with the Mortgage Pass-Through Certificates, Series 2006-S4, Class B-1, Class B-2, Class X, Class P, Class R and Class RC (the “Privately Offered Certificates”) and the Class X-1 Certificates, will represent in the aggregate the entire beneficial ownership interest in the assets of the Trust primarily consisting of a segregated pool of mortgage loans and certain other related assets.

Goldman Sachs Mortgage Company (“GSMC”) purchased, certain mortgage loans (the “IndyMac Mortgage Loans”), from IndyMac, pursuant to a Second Amended and Related Master Purchase Loan Agreement (the “IndyMac Purchase Agreement”), dated November 1, 2005 between GSMC and IndyMac, certain mortgage loans (the “American Home Mortgage Loans”) from American Home Mortgage Corp. (“AHMC”) pursuant to an Amended and Restated Mortgage Loan Sale and Servicing Agreement (the “American Home Purchase Agreement”), dated March 1, 2006 between GSMC and American Home Mortgage Investment, certain mortgage loans (the “Fremont Mortgage Loans” collectively with the IndyMac Mortgage Loans and the American Home Mortgage Loans, the “Mortgage Loans”) from Fremont Investment & Loan (“Fremont”), pursuant to an Amended and Restated Flow Mortgage Loan Purchase and Warranties Agreement (the “Fremont Purchase Agreement”), dated January 1, 2006 between GSMC and Fremont. The Company will acquire the Mortgage Loans from GSMC, pursuant to a Bill of Sale, to be dated as of June 9, 2006 between the Company and GSMC (the “Bill of Sale”).

At or prior to the time when sales to investors of the Publicly Offered Certificates were first made (the “Time of Sale”), the Company had prepared the following information (collectively, the “Time of Sale Information”): the GSAMP 2006-S4 Free Writing Prospectus dated June 1, 2006 (the “Preliminary Free Writing Prospectus”), the GSAMP 2006-S4 Term Sheet dated June 1, 2006 (the “Term Sheet”) and any other “free-writing prospectus” (as defined pursuant to Rule 405 under the Act (as defined herein)) (a “Free Writing Prospectus”) listed on Schedule IV hereto. If, subsequent to the date of this Agreement, the Company and the Underwriter have determined that such information included an untrue statement of material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading and have terminated their old purchase contracts and entered into new purchase contracts with purchasers of the Publicly Offered Certificates, then “Time of Sale Information” will refer to the information available to purchasers at the time of entry into the first such new purchase contract, including any information that corrects such material misstatements or omissions (“Corrective Information”).

Certain Mortgage Loan documents, including the mortgage notes and mortgages, will be held by the Trustee pursuant to the Pooling and Servicing Agreement. The Publicly Offered Certificates are described more fully in Schedule I hereto and in the Time of Sale Information and the Prospectus (as defined herein). Capitalized terms used but not defined herein shall have the meanings given to them in the Pooling and Servicing Agreement.

1. The Company represents and warrants to, and agrees with, the Underwriter that:

(a) A registration statement on Form S-3 (Commission File No. 333-132809), including a form of prospectus and such amendments thereto as may have been required to the date hereof, relating to the Publicly Offered Certificates and the offering thereof from time to time in accordance with Rule 415 under the Securities Act of 1933, as amended (the “Act”), has been filed with the Securities and Exchange Commission (the “Commission”) and such registration statement, as amended, has become effective. Such registration statement, as amended at the Effective Time (as defined herein), including the exhibits thereto and any material incorporated by reference therein, are hereinafter referred to as the “Registration Statement,” and the prospectus (including the base prospectus and any prospectus supplement) relating to the Publicly Offered Certificates, as last filed, or mailed for filing, with the Commission pursuant to Rule 424(b) (“Rule 424(b)”) under the Act is hereinafter referred to as the “Prospectus.” For purposes of this Agreement, “Effective Time” means the date and time as of which such Registration Statement, or the most recent post-effective amendment thereto, is declared effective by the Commission, and “Effective Date” means the date of the Effective Time;

(b) On the Effective Date, the Registration Statement did conform in all material respects to the requirements of the Act, the Securities Exchange Act of 1934, as amended (the “Exchange Act”), where applicable, and the rules and regulations of the Commission under the Act or the Exchange Act, as applicable, and did not, as of the Effective Date, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statement or omission made in reliance upon and in conformity with information furnished in writing to the Company by the Underwriter for use in the Registration Statement;

(c) On the date of this Underwriting Agreement (the “Agreement”), the Registration Statement conforms, and at the time of the last filing of the Prospectus pursuant to Rule 424(b), the Registration Statement and the Prospectus will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder (the “Rules and Regulations”), and, except as aforesaid, neither of such documents includes, or will include, any untrue statement of a material fact or omits, or will omit, to state any material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statement or omission made in reliance upon and in conformity with information furnished in writing to the Company by the Underwriter for use in the Registration Statement and the Prospectus;

(d) The documents incorporated by reference in the Prospectus, when they were filed with the Commission conformed in all material respects to the requirements of the Exchange Act and the rules and regulations thereunder; and any further documents so filed and incorporated by reference in the Prospectus, when such documents are filed with the Commission, will conform in all material respects to the requirements of the Exchange Act and the rules and regulations thereunder; provided, however, that this representation and warranty shall not apply to any statement or omission made in reliance upon and in conformity with information furnished in writing to the Company by the Underwriter for use in the Prospectus;

(e) The Time of Sale Information, at the Time of Sale did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to the Underwriter furnished to the Company in writing by the Underwriter expressly for use in such Time of Sale Information;

(f) Other than the Preliminary Free Writing Prospectus and the Prospectus, the Company (including its agents and representatives other than the Underwriter in its capacity as such) has not made, used, prepared, authorized, approved or referred to and will not make, use, prepare, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Act) that constitutes an offer to sell or solicitation of an offer to buy the Publicly Offered Certificates other than (i) the Term Sheet (the Term Sheet and each such communication by the Company or its agents and representatives that constitutes an “issuer free writing prospectus”, as defined in Rule 433(h) under the Act (other than a communication referred to in clause (ii) below), an “Issuer Free Writing Prospectus”), (ii) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Act or Rule 134 under the Act or (iii) the documents listed on Schedule IV hereto and other written communication approved in writing in advance by the Underwriter. Each such Issuer Free Writing Prospectus complied in all material respects with the Act, has been filed in accordance with Section 11 (to the extent required thereby) and did not at the Time of Sale, and at the Closing Date will not, contain any untrue statements of a material fact or (when read in conjunction with the other Time of Sale Information) omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to the Underwriter furnished to the Company in writing by the Underwriter expressly for use in any Issuer Free Writing Prospectus;

(g) Since the date as of which information is given in the Time of Sale Information or the Prospectus, there has not been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, shareholders’ equity or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Time of Sale Information or the Prospectus;

(h) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware and has all requisite power and authority (corporate and other) to own its properties and to conduct its business as described in the Time of Sale Information and the Prospectus;

(i) At the Time of Delivery (as defined in Section 4 hereof), the Pooling and Servicing Agreement and Bill of Sale will have been duly authorized, executed and delivered and will constitute a valid and legally binding obligation of the Company, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general principles of equity;

(j) When the Certificates are issued, executed, authenticated and delivered pursuant to this Agreement and the Pooling and Servicing Agreement, the Certificates will have been duly authorized, executed, authenticated, issued and delivered and will be entitled to the benefits of the Pooling and Servicing Agreement; and the Certificates and the Pooling and Servicing Agreement will conform to the descriptions thereof in the Time of Sale Information and the Prospectus;

(k) The issue and sale of the Certificates, the compliance by the Company with all of the provisions of this Agreement, the Pooling and Servicing Agreement and the Bill of Sale and the consummation of the transactions herein and therein contemplated, will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject, nor will such action result in any violation of the provisions of the Certificate of Incorporation or the By-Laws of the Company or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company, or any of its properties; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Publicly Offered Certificates or the consummation by the Company of the other transactions contemplated by this Agreement, the Pooling and Servicing Agreement or the Bill of Sale except such as have been obtained under the Act, and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Publicly Offered Certificates by the Underwriter;

(l) The statements set forth in the Prospectus under the caption “Description of the Certificates,” insofar as they purport to constitute a summary of the terms of the Certificates and insofar as they purport to describe the provisions of the documents referred to therein, are accurate, complete and fair;

(m) Other than as set forth or contemplated in the Time of Sale Information or the Prospectus, there are no legal or governmental proceedings pending to which the Company is a party or of which any property of the Company is the subject that, if determined adversely to the Company, would individually or in the aggregate have a material adverse effect on the condition (financial or otherwise), earnings, affairs, business, properties or prospects of the Company, and, to the best of the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

(n) The Company will, at the Time of Delivery, own the Mortgage Loans, free and clear of any lien, mortgage, pledge, charge, security interest or other encumbrance, and, at the Time of Delivery, the Company will have full power and authority to sell and deliver the Mortgage Loans to the Trustee under the Pooling and Servicing Agreement and at the Time of Delivery will have duly authorized such assignment and delivery to the Trustee by all necessary action;

(o) Any taxes, fees and other governmental charges in connection with the execution, delivery and performance of this Agreement, the Pooling and Servicing Agreement, Bill of Sale and the Publicly Offered Certificates will have been paid at or prior to the Time of Delivery;

(p) At the Time of Delivery, the Mortgage Loans will have been duly and validly assigned and delivered by the Company to the Trustee;

(q) The Company is not, and on the date on which the first bona fide offer of the Publicly Offered Certificates is made will not be, an “ineligible issuer”, as defined in Rule 405 under the Act.

(r) The Trust created by the Pooling and Servicing Agreement will not at the Time of Delivery be required to be registered under the Investment Company Act of 1940, as amended (the “Investment Company Act”); and

(s) The Company is not and at the Time of Delivery will not be an “investment company,” as such term is defined in the Investment Company Act;

2. The Underwriter represents and warrants to, and agrees with, the Company, that:

(a) In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), the Underwriter has not made and will not make an offer of Certificates to the public in that Relevant Member State prior to the publication of a prospectus in relation to the Publicly Offered Certificates which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the relevant implementation date, make an offer of Certificates to the public in that Relevant Member State at any time:

(A) to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(B) to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or

(C) in any other circumstances which do not require the publication by the issuer of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of Certificates to the public” in relation to any certificates in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Certificates to be offered so as to enable an investor to decide to purchase or subscribe the Certificates, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression “Prospectus Directive” means the European Commission Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

(b) The Underwriter has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the United Kingdom Financial Services and Markets Act 2000 (the “FSMA”)) received by it in connection with the issue or sale of the Certificates in circumstances in which Section 21(1) of the FSMA does not apply to the issuer.

(c) The Underwriter has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Certificates in, from or otherwise involving the United Kingdom.

3. Subject to the terms and conditions herein set forth, the Company agrees to sell to the Underwriter, and the Underwriter agrees to purchase from the Company, at a purchase price determined in accordance with Schedule II hereto, the principal amount of the Publicly Offered Certificates in accordance with Schedule III hereto. Upon the authorization by you of the release of the Publicly Offered Certificates, the Underwriter proposes to offer the Publicly Offered Certificates for sale to the public (which may include selected dealers) upon the terms and conditions set forth in the Time of Sale Information and the Prospectus.

4. (a) The Class A-1, Class A-2, Class A-3, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class M-7 Certificates to be purchased by the Underwriter will be represented by one or more definitive global Certificates in book-entry form, which will be deposited by or on behalf of the Company with The Depository Trust Company (“DTC”) or its designated custodian. The Company will deliver such Certificates to the Underwriter, against payment by or on behalf of the Underwriter of the purchase price therefor by wire transfer to the Company of Federal (same day) funds, by causing DTC to credit such Certificates to the account of the Underwriter at DTC. The Company will cause the certificates representing such Certificates to be made available to the Underwriter for checking at least twenty-four hours prior to the Time of Delivery at an office designated by the Underwriter (the “Designated Office”). The time and date of such delivery and payment shall be 10:00 a.m., New York City time, on June 9, 2006, or such other time and date as the Underwriter and the Company may agree upon in writing. Such time and date are herein called the “Time of Delivery” and such date is herein called the “Closing Date.”

(b) The documents to be delivered at the Time of Delivery by or on behalf of the parties hereto pursuant to Section 7 hereof, including the cross-receipt for the Publicly Offered Certificates and any additional documents requested by the Underwriter pursuant to Section 7(k) hereof, will be delivered at the offices of Thacher Proffitt & Wood llp (“TPW”) at Two World Financial Center, New York, NY 10281 (the “Closing Location”), and the Publicly Offered Certificates will be delivered at the Designated Office, all at the Time of Delivery. A meeting will be held at the Closing Location at 3:00 p.m., New York City time, on the New York Business Day next preceding the Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 4, “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in New York City are generally authorized or obligated by law or executive order to close.

5. The Company agrees with the Underwriter:

(a) If required, to file the Prospectus with the Commission pursuant to and in accordance with Rule 424(b) not later than the time specified therein, and, subject to Section 11, to file any Issuer Free Writing Prospectus to the extent required by Rule 433 under the Act. The Company will advise the Underwriter promptly of any such filing pursuant to Rule 424(b) or Rule 433;

(b) To make no amendment or any supplement to the Registration Statement or the Prospectus as amended or supplemented, or to prepare, use, authorize, approve, refer to or file any Issuer Free Writing Prospectus, in each case prior to the Closing Date, without furnishing the Underwriter with a copy of the proposed form thereof and providing the Underwriter with a reasonable opportunity to review the same; and during such same period to advise the Underwriter, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus as amended or supplemented or any amended Prospectus has been filed or mailed for filing or any such Issuer Free Writing Prospectus has been prepared, used, authorized, approved, referred to or filed, of the issuance of any stop order by the Commission, of the suspension of the qualification of any of the Publicly Offered Certificates for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement, the Prospectus or an Issuer Free Writing Prospectus as amended or supplemented or for additional information; and, in the event of the issuance of any such stop order or of any order preventing or suspending the use of any prospectus relating to the Publicly Offered Certificates or suspending any such qualification, to use promptly its best efforts to obtain its withdrawal;

(c) Promptly from time to time to take such action as the Underwriter may reasonably request in order to qualify the Publicly Offered Certificates for offering and sale under the securities laws of such states as the Underwriter may request and to continue such qualifications in effect so long as necessary under such laws for the distribution of such Certificates; provided, that in connection therewith neither the Trust nor the Company shall be required to qualify to do business, or to file a general consent to service of process in any jurisdiction, and provided, further, that the expense of maintaining any such qualification more than one year from the Closing Date with respect to such Certificates shall be at the Underwriter’s expense;

(d) To furnish the Underwriter with copies of the Registration Statement (including exhibits) and copies of the Prospectus and each Issuer Free Writing Prospectus as amended or supplemented in such quantities as the Underwriter may from time to time reasonably request; and if, before a period of six months shall have elapsed after the Closing Date and the delivery of a prospectus shall be at the time required by law (or required to be delivered but for Rule 172 under the Act) in connection with sales of any Publicly Offered Certificates, either (i) any event shall have occurred as a result of which the Prospectus or an Issuer Free Writing Prospectus, as the case may be, would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (ii) for any other reason it shall be necessary during such same period to amend or supplement the Prospectus, as amended or supplemented, or an Issuer Free Writing Prospectus, as the case may be, to notify the Underwriter and upon its request to prepare and furnish without charge to the Underwriter and to any dealer in securities as many copies as the Underwriter may from time to time reasonably request an amendment or a supplement to the Prospectus or an Issuer Free Writing Prospectus, as the case may be, which will correct such statement or omission or effect such compliance; and in case the Underwriter is required by law to deliver a prospectus in connection with sales of any of such Publicly Offered Certificates at any time six months or more after the Closing Date, upon the Underwriter’s request, but at its own expense, to prepare and deliver to the Underwriter as many copies as the Underwriter may request of an amended or supplemented prospectus complying with the Act;

(e) The Company will, pursuant to reasonable procedures developed in good faith, retain copies of each Issuer Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 under the Act.

(f) To make generally available upon request to Holders of the Publicly Offered Certificates as soon as practicable, but in any event no later than eighteen months after the Closing Date, an earnings statement of the Company complying with Rule 158 under the Act and covering a period of at least twelve consecutive months beginning after the Closing Date;

(g) So long as any of the Publicly Offered Certificates are outstanding, to furnish the Underwriter copies of all reports or other communications (financial or other) furnished to Holders of Certificates, and to deliver to the Underwriter during such same period, (i) as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission; (ii) copies of each amendment to any of the Pooling and Servicing Agreement and the Bill of Sale; and (iii) such additional information concerning the business and financial condition of the Company or the Trust as the Underwriter may from time to time reasonably request; and

(h) Not to be or become an open-end investment company, unit investment trust, closed-end investment company or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act.

6. The Company covenants and agrees with the Underwriter that the Company will pay or cause to be paid the following: (i) the Commission’s filing fees with respect to the Publicly Offered Certificates; (ii) the fees, disbursements and expenses of counsel and accountants for the Company in connection with the issue of the Certificates and all other expenses in connection with the preparation and printing of all amendments and supplements thereto and the mailing and delivery of copies thereof to the Underwriter and dealers; (iii) the cost of printing or producing this Agreement, the Pooling and Servicing Agreement, any Blue Sky Supplement and any term sheets, computational materials, preliminary and final prospectus supplements and any other document produced in connection with the offering, purchase, sale and delivery of the Publicly Offered Certificates; (iv) all expenses in connection with the qualification of the Publicly Offered Certificates for offering and sale under state securities laws as provided in Section 5(c) hereof, including the fees and disbursements of counsel for the Underwriter in connection with such qualification and in connection with the Blue Sky Supplement; (v) any fees charged by securities rating services for rating the Certificates; (vi) the cost of preparing the Certificates; (vii) the fees and expenses of the Trustee and of any agent of the Trustee and the fees and disbursements of counsel for the Trustee in connection with the Pooling and Servicing Agreement and the Certificates; (viii) any cost incurred in connection with the designation of the Certificates for trading in PORTAL; and (ix) all other costs and expenses incident to the performance of the Company’s obligations hereunder that are not otherwise specifically provided for in this Section. It is understood, however, that, except as provided in this Section 6, Section 8 and Section 12 hereof, the Underwriter will pay all of its own costs and expenses, including the fees of its counsel, transfer taxes on resale of any of the Publicly Offered Certificates by it and any advertising expenses connected with any offers it may make.

7. The obligations of the Underwriter hereunder shall be subject, in its discretion, to the condition that all representations and warranties and other statements of the Company herein are, at and as of the Time of Delivery, true and correct, the condition that the Company shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:

(a) The Pooling and Servicing Agreement, the Bill of Sale and all of the other agreements identified in such agreements shall have been duly entered into by all of the respective parties;

(b) TPW, counsel to the Company, shall have furnished to the Underwriter its written opinions, dated the Time of Delivery, in form and substance satisfactory to the Underwriter;

(c) In-house counsel for the Company shall have furnished to the Underwriter a written opinion, dated the Time of Delivery, in form and substance satisfactory to the Underwriter;

(d) Counsel for IndyMac satisfactory to the Underwriter shall have furnished to the Underwriter its written opinion, dated the Time of Delivery, in form and substance satisfactory to the Underwriter and counsel for the Underwriter;

(e) Counsel for AHMSI satisfactory to the Underwriter shall have furnished to the Underwriter its written opinion, dated the Time of Delivery, in form and substance satisfactory to the Underwriter and counsel for the Underwriter;

(f) Counsel for Ocwen satisfactory to the Underwriter shall have furnished to the Underwriter its written opinion, dated the Time of Delivery, in form and substance satisfactory to the Underwriter and counsel for the Underwriter;

(g) Counsel for Wells Fargo satisfactory to the Underwriter shall have furnished to the Underwriter its written opinion, dated the Time of Delivery, in form and substance satisfactory to the Underwriter and counsel for the Underwriter;

(h) Counsel for the Trustee satisfactory to the Underwriter shall have furnished to the Underwriter its written opinion, dated as of the Time of Delivery, in form and substance satisfactory to the Underwriter and counsel for the Underwriter;

(i) The independent accountants of the Company or other accountants acceptable to the Underwriter shall have furnished to the Underwriter a letter or letters, dated on the date hereof, and a letter or letters, dated the Time of Delivery, respectively, containing statements and information of the type customarily included in accountants’ “comfort letters” and “agreed upon procedures letters” with respect to certain financial information contained in the Prospectus, in each case as to such matters as the Underwriter may reasonably request and in form and substance satisfactory to the Underwriter;

(j) (i) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included or incorporated by reference in the Time of Sale Information or the Prospectus as amended prior to the Time of Delivery any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Time of Sale Information or the Prospectus as amended prior to the Time of Delivery, and (ii) since the respective dates as of which information is given in the Time of Sale Information or the Prospectus as amended prior to the Time of Delivery there shall not have been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, shareholders’ equity or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Time of Sale Information or the Prospectus as amended prior to the Time of Delivery, the effect of which, in any such case described in clause (i) or (ii), is in the judgment of the Underwriter so material and adverse as to make it impracticable or inadvisable to proceed with the offering or the delivery of the Publicly Offered Certificates on the terms and in the manner contemplated in the Time of Sale Information or the Prospectus as first amended or supplemented;

(k) On or after the date hereof (i) no downgrading shall have occurred in the rating accorded the Company’s debt securities or preferred stock by any “nationally recognized statistical rating organization,” as that term is defined by the Securities and Exchange Commission for purposes of Rule 436(g)(2) under the Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities or preferred stock;

(l) On or after the date hereof, there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange; (ii) a general moratorium on commercial banking activities in New York declared by either Federal or New York State authorities or any material disruption in commercial banking or securities settlement or clearance services in the United States; or (iii) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war; or (iv) the occurrence of any other calamity or crisis or any change in the financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iii) or (iv) in the judgment of the Underwriter makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Publicly Offered Certificates on the terms and in the manner contemplated in the Time of Sale Information or the Prospectus;

(m) The Company shall have furnished or caused to be furnished to the Underwriter at the Time of Delivery certificates of its officers satisfactory to the Underwriter as to the accuracy in all material respects of its representations and warranties herein at and as of such Time of Delivery, as to the performance of all of its obligations hereunder to be performed at or prior to such Time of Delivery, as to the matters set forth in Section 7(a) above and as to such other matters as the Underwriter may reasonably request;

(n) The Underwriter shall have received evidence satisfactory to it that the Publicly Offered Certificates are rated in the rating category or categories specified on Schedule I hereto by the rating agency or agencies specified on Schedule I hereto;

(o) All opinions, certificates and other documents incident to, and all proceedings in connection with the transactions contemplated by, this Agreement, the Bill of Sale and the Pooling and Servicing Agreement shall be satisfactory in form and substance to the Underwriter and its special counsel; and

(p) The Registration Statement shall be effective under the Act and no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been instituted or threatened by the Commission.

The Underwriter and its special counsel shall have received copies of all documents and other information as they may reasonably request, in form and substance satisfactory, to the Underwriter and its special counsel, with respect to such transactions and the taking of all proceedings in connection therewith.

8. (b) The Company will indemnify and hold harmless the Underwriter against any losses, claims, damages or liabilities, joint or several, to which the Underwriter may become subject, under the Act, the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (1) an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or Prospectus as amended or supplemented or any other offering material relating to the Publicly Offered Certificates, or any amendment or supplement thereto, or in any static pool information, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Underwriter for any legal or other expenses reasonably incurred by the Underwriter in connection with investigating or defending any such action or claim, or (2) any untrue statement or alleged untrue statement of a material fact contained in the Time of Sale Information or any Issuer Information (as defined in Section 11(b)) contained in any Free Writing Prospectus prepared by or on behalf of the Underwriter (an “Underwriter Free Writing Prospectus”) or contained in any Free Writing Prospectus which is required to be filed pursuant to Section 11(e)(iii) or Section 11(h), or the omission or alleged omission to state a material fact required to make the statements therein (when read in conjunction with the other Time of Sale Information), in light of the circumstances under which they were made, not misleading, which was not corrected by Corrective Information subsequently supplied by the Company to the Underwriter at any time prior to the Time of Sale, except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with (i) information with respect to which each Underwriter has agreed to indemnify the Company pursuant to Section 8(b); provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any such document in reliance upon and in conformity with written information furnished to the Company by the Underwriter expressly for use in the Registration Statement, any Time of Sale Information, any Issuer Free Writing Prospectus or Prospectus.

(b) The Underwriter will indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Act, the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Issuer Free Writing Prospectus, any Time of Sale Information or Prospectus as amended or supplemented or any other offering material relating to the Publicly Offered Certificates or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made (i) in any such document in reliance upon and in conformity with written information furnished to the Company by the Underwriter expressly for use therein; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred, or (ii) in any Underwriter Free Writing Prospectus (in the case of an omission or an alleged omission, when read in conjunction with the Time of Sale Information); provided, that the Underwriter shall not be obligated to so indemnify and hold harmless (A) with respect to information that is also contained in the Time of Sale Information or (B) to the extent such losses, claims, damages or liabilities are caused by a misstatement or omission resulting from an error or omission in the Issuer Information to the Underwriter which was not corrected by Corrective Information subsequently supplied by the Company to the Underwriter at any time prior to the Time of Sale.

(c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation.

(d) If the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriter on the other from the offering of the Publicly Offered Certificates to which such loss, claim, damage or liability (or actions in respect thereof) relates. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriter on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriter on the other shall be deemed to be in the same proportion as the total net proceeds from such offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriter. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriter on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriter agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), the Underwriter shall not be required to contribute any amount in excess of the amount by which the total price at which the Publicly Offered Certificates underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which the Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(e) The obligations of the Company under this Section 8 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls the Underwriter within the meaning of the Act; and the obligations of the Underwriter with respect to any Publicly Offered Certificates under this Section 8 shall be in addition to any liability which the Underwriter may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and to each person, if any, who controls the Company within the meaning of the Act.

9. The respective indemnities, agreements, representations, warranties and other statements of the Company and the Underwriter as set forth in this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made in connection with the issuance of Certificates by or on behalf of the Underwriter or any controlling person of the Underwriter, or the Company, or any officer or director or controlling person of the Company and shall survive delivery of and payment for the Publicly Offered Certificates.

10. If for any reason the Certificates are not delivered by or on behalf of the Trustee as provided herein, other than by the Underwriter’s failure to comply with its obligations hereunder, the Company will reimburse the Underwriter for all out-of-pocket expenses, including fees and disbursements of counsel, reasonably incurred by the Underwriter in making preparations for the purchase, sale and delivery of the Publicly Offered Certificates, but the Company shall be under no further liability to the Underwriter with respect to such Certificates except as provided in Section 6 and Section 8 hereof.

11. (c) Unless preceded or accompanied by a prospectus satisfying the requirements of Section 10(a) of the Act, the Underwriter shall not convey or deliver any written communication to any person in connection with the initial offering of the Publicly Offered Certificates, unless such written communication (1) is made in reliance on Rule 134 under the Act, (2) constitutes a prospectus satisfying the requirements of Rule 430B under the Act or (3) constitutes a Free Writing Prospectus. Without the Company’s prior written consent, the Underwriter shall not convey or deliver in connection with the initial offering of the Publicly Offered Certificates any “ABS informational and computational material,” as defined in Item 1101(a) of Regulation AB under the Act (“ABS Informational and Computational Material”), in reliance upon Rules 167 and 426 under the Act.

(b) The Underwriter shall deliver to the Company, no later than two business days prior to the date of first use thereof, (a) any Underwriter Free Writing Prospectus that contains any “issuer information”, as defined in Rule 433(h) under the Act (“Issuer Information”), and (b) any Free Writing Prospectus or portion thereof that contains only a description of the final terms of the Publicly Offered Certificates. Notwithstanding the foregoing, any Free Writing Prospectus that contains only ABS Informational and Computational Materials may be delivered by the Underwriter to the Company not later than the later of (a) two business days prior to the due date for filing of the Prospectus pursuant to Rule 424(b) under the Act or (b) the date of first use of such Free Writing Prospectus.

(c) The Underwriter represents and warrants to the Company that the Free Writing Prospectuses to be furnished to the Company by the Underwriter pursuant to Section 11(b) will constitute all Free Writing Prospectuses of the type described therein that were furnished to prospective purchasers of Publicly Offered Certificates by the Underwriter in connection with its offer and sale of the Publicly Offered Certificates.

(d) The Underwriter represents and warrants to the Company that each Free Writing Prospectus required to be provided by it to the Company pursuant to Section 11(b), when read together with all other Time of Sale Information, did not, as of the Time of Sale, and will not as of the Closing Date, include any untrue statement of a material fact or omit any material fact necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading; provided however, that the Underwriter makes no representation to the extent such misstatements or omissions were the result of any inaccurate Issuer Information supplied by the Company to the Underwriter, which information was not corrected by Corrective Information subsequently supplied by the Company to the Underwriter prior to the Time of Sale.

(e) The Company agrees to file with the Commission the following: (i)  any Issuer Free Writing Prospectus; (ii) any Free Writing Prospectus or portion thereof delivered by the Underwriter to the Company pursuant to Section 11(b); and (iii) any Free Writing Prospectus for which the Company or any person acting on its behalf provided, authorized or approved information that is prepared and published or disseminated by a person unaffiliated with the Company or any other offering participant that is in the business of publishing, radio or television broadcasting or otherwise disseminating communications.

(f) Any Free Writing Prospectus required to be filed pursuant to Section 11(e) by the Company shall be filed with the Commission not later than the date of first use of the Free Writing Prospectus, except that: (i) any Free Writing Prospectus or portion thereof required to be filed that contains only the description of the final terms of the Publicly Offered Certificates shall be filed by the Company with the Commission within two days of the later of the date such final terms have been established for all classes of Publicly Offered Certificates and the date of first use; (ii) any Free Writing Prospectus or portion thereof required to be filed that contains only ABS Informational and Computational Material shall be filed by the Company with the Commission not later than the later of the due date for filing the final Prospectus relating to the Publicly Offered Certificates pursuant to Rule 424(b) under the Act or two business days after the first use of such Free Writing Prospectus; (iii) any Free Writing Prospectus required to be filed pursuant to Section 11(e)(iii) shall, if no payment has been made or consideration has been given by or on behalf of the Company for the Free Writing Prospectus or its dissemination, be filed by the Company with the Commission not later than four business days after the Company becomes aware of the publication, radio or television broadcast or other dissemination of the Free Writing Prospectus; and (iv) the Company shall not be required to file (A) Issuer Information contained in any Free Writing Prospectus of the Underwriter or any other offering participant other than the Company, if such information is included or incorporated by reference in a prospectus or Free Writing Prospectus previously filed with the Commission that relates to the offering of the Publicly Offered Certificates, or (B) any Free Writing Prospectus or portion thereof that contains a description of the Publicly Offered Certificates or the offering of the Publicly Offered Certificates which does not reflect the final terms thereof.

(g) The Underwriter shall file with the Commission any Free Writing Prospectus that is used or referred to by it and distributed by or on behalf of the Underwriter in a manner reasonably designed to lead to its broad, unrestricted dissemination not later than the date of the first use of such Free Writing Prospectus.

(h) Notwithstanding the provisions of Section 11(g), the Underwriter shall file with the Commission any Free Writing Prospectus for which the Underwriter or any person acting on its behalf provided, authorized or approved information that is prepared and published or disseminated by a person unaffiliated with the Company or any other offering participant that is in the business of publishing, radio or television broadcasting or otherwise disseminating written communications and for which no payment was made or consideration given by or on behalf of the Company or any other offering participant, not later than four business days after the Underwriter becomes aware of the publication, radio or television broadcast or other dissemination of the Free Writing Prospectus.

(i) Notwithstanding the provisions of Sections 11(e) and 11(g), neither the Issuing Entity nor the Underwriter shall be required to file any Free Writing Prospectus that does not contain substantive changes from or additions to a Free Writing Prospectus previously filed with the Commission.

(j) The Company and the Underwriter each agree that any Free Writing Prospectuses prepared by it shall contain the following legend:

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-323-5678.

(k) In the event that the Underwriter becomes aware that, as of the Time of Sale, any Issuer Information contained in any Underwriter Free Writing Prospectus and delivered to a purchaser of a Publicly Offered Certificate was not correctly reflected in such Underwriter Free Writing Prospectus such that it caused the Underwriter Free Writing Prospectus to contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein, in the light of the circumstances under which they were made, when read together with all other Time of Sale Information not misleading (such Free Writing Prospectus, a “Defective Free Writing Prospectus”), the Underwriter shall notify the Company thereof within one business day after discovery and shall, if requested by the Company.

(i) Prepare a Free Writing Prospectus with Corrective Information that corrects the material misstatement in or omission from the Defective Free Writing Prospectus (such corrected Free Writing Prospectus, a “Corrected Free Writing Prospectus”);

(ii) Deliver the Corrected Free Writing Prospectus to each purchaser of a Publicly Offered Certificate which received the Defective Free Writing Prospectus prior to entering into an agreement to purchase any Publicly Offered Certificates;

(iii) Notify such purchaser in a prominent fashion that the prior agreement to purchase Publicly Offered Certificates has been terminated, and of such purchaser’s rights as a result of termination of such agreement; and

(iv) Provide such purchaser with an opportunity to affirmatively agree to purchase such Publicly Offered Certificates on the terms described in the Corrected Free Writing Prospectus.

(l) The Underwriter covenants with the Company that after the final Prospectus is available the Underwriter shall not distribute any written information concerning the Publicly Offered Certificates that contains Issuer Information to a prospective purchaser of Publicly Offered Certificates unless such information is preceded or accompanied by the final Prospectus.

12. All statements, requests, notices and agreements hereunder shall be in writing or by telegram if promptly confirmed in writing, and shall be sufficient in all respects, if delivered or sent by registered mail to the Underwriter, to the address of the Underwriter, Attention: Registration Department, set forth above; if to the Company, to the address of the Company set forth in the Prospectus, Attention: President.

13. This Agreement shall be binding upon, and inure solely to the benefit of the Underwriter, the Company and, to the extent provided in Section 8 hereof, the officers and directors of the Company and each person who controls the Company or the Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Publicly Offered Certificates from the Underwriter shall be deemed a successor or assign merely by reason of such purchase.

14. Time shall be of the essence of this Agreement.

15. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

16. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument.

17. The Company is authorized, subject to applicable law, to disclose any and all aspects of this potential transaction that are necessary to support any U.S. federal income tax benefits expected to be claimed with respect to such transaction, and all materials of any kind (including tax opinions and other tax analyses) related to those benefits, without the Underwriter imposing any limitations of any kind.

[SIGNATURE PAGE FOLLOWS]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the undersigned two counterparts hereof, whereupon this letter and your acceptance shall represent a binding agreement between the Company and the Underwriter.

Very truly yours,
GS MORTGAGE SECURITIES CORP.

By:	/s/ Michelle Gill
Name:	Michelle Gill
Title:	Vice President

Accepted as of the date hereof:

GOLDMAN, SACHS & CO.

By:	/s/ Kevin Gasvoda
Name:	Kevin Gasvoda
Title:	Managing Director

SCHEDULE I

Class	Approximate Initial Class Principal Balance(1)	Pass-Through Rate	Type	Ratings (Moody’s/S&P)
A-1	$340,283,000	Variable(2)	Senior	AAA/Aaa
A-2	$100,116,000	5.531%(3)	Senior	AAA/Aaa
A-3	$20,295,000	Variable(4)	Senior	AAA/Aaa
M-1	$70,148,000	Variable(5)	Subordinate	AA/Aa2
M-2	$12,725,000	Variable(6)	Subordinate	AA-/Aa3
M-3	$29,691,000	Variable(7)	Subordinate	A/A2
M-4	$12,724,000	Variable(8)	Subordinate	A-/A3
M-5	$11,746,000	7.218%(9)	Subordinate	BBB+/Baa1
M-6	$10,441,000	Variable(10)	Subordinate	BBB/Baa2
M-7	$10,440,000	Variable(11)	Subordinate	BBB-/Baa3

(1)	Subject to a variance of +/- 10%

(2)
The Class A-1 certificates will have a pass-through rate equal to the lesser of (i) one-month LIBOR plus 0.090% (0.180% after the first distribution date on which the optional clean-up call is exercisable), and (ii) the WAC Cap, as described in the Prospectus Supplement under “Description of the Certificates-Distributions.”

(3)	The Class A-2 certificates will have a pass-through rate equal to 5.531% (6.031% after the first distribution date on which the optional clean-up call is exercisable) .

(4)
The Class A-3 certificates will have a pass-through rate equal to the lesser of (i) one-month LIBOR plus 0.170% (0.340% after the first distribution date on which the optional clean-up call is exercisable), and (ii) the WAC Cap.

(5)
The Class M-1 certificates will have a pass-through rate equal to the lesser of (i) one-month LIBOR plus 0.350% (0.525% after the first distribution date on which the optional clean-up call is exercisable), and (ii) the WAC Cap.

(6)
The Class M-2 certificates will have a pass-through rate equal to the lesser of (i) one-month LIBOR plus 0.370% (0.555% after the first distribution date on which the optional clean-up call is exercisable), and (ii) the WAC Cap.

(7)
The Class M-3 certificates will have a pass-through rate equal to the lesser of (i) one-month LIBOR plus 0.500% (0.750% after the first distribution date on which the optional clean-up call is exercisable), and (ii) the WAC Cap.

(8)
The Class M-4 certificates will have a pass-through rate equal to the lesser of (i) one-month LIBOR plus 0.550% (0.825% after the first distribution date on which the optional clean-up call is exercisable), and (ii) the WAC Cap.

(9)
The Class M-5 certificates will have a pass-through rate equal to  the lesser of (i) 7.218% (7.718% after the first distribution date on which the optional clean-up call is exercisable), and (ii) the WAC Cap.

(10)
The Class M-6 certificates will have a pass-through rate equal to the lesser of (i) one month LIBOR plus 1.200% (1.800% after the first distribution date on which the optional clean-up call is exercisable), and (ii) the WAC Cap.

(11)
The Class M-7 certificates will have a pass-through rate equal to  the lesser of (i) one month LIBOR plus 2.200% (3.300% after the first distribution date on which the optional clean-up call is exercisable), and (ii) the WAC Cap.

SCHEDULE II

Purchase Price

The purchase price for the Publicly Offered Certificates shall equal 99.79% of the aggregate class principal balance of the Publicly Offered Certificates set forth on Schedule I.

SCHEDULE III
Principal Amount of Certificates

Underwriter	Principal Amount of Class A-1	Principal Amount of Class A-2	Principal Amount of Class A-3	Principal Amount of Class M-1	Principal Amount of Class M-2
Goldman, Sachs & Co.	$340,283,000	$100,116,000	$20,295,000	$70,148,000	$12,725,000

Total	$340,283,000	$100,116,000	$20,295,000	$70,148,000	$12,725,000

Underwriter	Principal Amount of Class M-3	Principal Amount of Class M-4	Principal Amount of Class M-5	Principal Amount of Class M-6	Principal Amount of Class M-7
Goldman, Sachs & Co.	$29,691,000	$12,724,000	$11,746,000	$10,441,000	$10,440,000

Total	$29,691,000	$12,724,000	$11,746,000	$10,441,000	$10,440,000

SCHEDULE IV
Free Writing Prospectuses